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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ZixIt Corporation for the registration of 70,281 shares of its common stock and to the incorporation by reference therein of our report dated February 29, 2000, except for the third paragraph of Note 10, as to which the date is March 23, 2000, with respect to the consolidated financial statements of ZixIt Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


Dallas, Texas
September 6, 2000